Exhibit 99.3

JOINT FILING AGREEMENT

The undersigned agree that this Schedule 13G dated June 23, 2015 relating to the Common Stock, par value $0.01 of Papa Murphy’s, Inc. shall be filed on behalf of the undersigned.

AI PM HOLDINGS LP	By:	Access Industries, Inc., its General Partner

/s/ Alejandro Moreno
Signature

Alejandro Moreno / Executive Vice President
Name/Title

AI ALTEP HOLDINGS, INC. (formerly known as ACCESS INDUSTRIES, INC.)	/s/ Alejandro Moreno
Signature

Alejandro Moreno / Executive Vice President
Name/Title

*
Signature

Len Blavatnik
Name

*	The undersigned, by signing his name hereto, executes this Schedule 13G pursuant to the Power of Attorney executed on behalf of Mr. Blavatnik and filed herewith.

By:	/s/ Alejandro Moreno
Name:	Alejandro Moreno
Attorney-in-Fact